Vestis Appoints Bill Goetz to the Board of Directors

ATLANTA – August 5, 2024 – Vestis Corporation (NYSE: VSTS) (“Vestis” or the “Company”), a leading provider of uniforms and workplace supplies, today announced the appointment of Bill Goetz to the Company’s Board of Directors, effective immediately. His appointment increases the size of the Board from nine to ten directors, eight of whom, including Mr. Goetz, are independent.

Mr. Goetz most recently served as President and CEO of DYMA Brands, a leading manufacturer to the foodservice industry. Previously Mr. Goetz served as President and COO of Carriage Services, held roles of increasing responsibility at Sysco Corporation, including Senior Vice President of Sales and Marketing and Chief Marketing Officer, and spent 22 years at Cintas Corporation in various executive leadership roles, including President and COO of Global Accounts and Strategic Markets and Chief Marketing Officer. Mr. Goetz is a National Trustee of the Boys & Girls Clubs of America.

“We are pleased to announce Bill’s appointment to the Vestis Board of Directors,” said Phillip Holloman, Chairman of the Board. “Bill is a growth-oriented leader with a proven record of success at Fortune 100 and Fortune 500 companies. He also brings deep industrial laundry sales and marketing expertise to Vestis, including significant experience leading national accounts with a focus on accelerating profitable growth. We remain committed to ensuring our Board comprises robust experience.”

“I am delighted to join the Board of Directors,” said Mr. Goetz. “I look forward to collaborating with the management team and other members of the Board to help advance the Company’s strategic initiatives.”

Kim Scott, President and Chief Executive Officer of Vestis, added, “Bill brings a wealth of relevant industry experience to our Board, and I look forward to working with him closely as we execute on our strategic plan and drive long-term value creation for our shareholders.”

About Vestis™
Vestis is a leader in the B2B uniform and workplace supplies category. Vestis provides uniform services and workplace supplies to a broad range of North American customers from Fortune 500 companies to locally owned small businesses across a broad set of end sectors. The Company’s comprehensive service offering primarily includes a full-service uniform rental program, floor mats, towels, linens, managed restroom services, first aid supplies, and cleanroom and other specialty garment processing.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the securities laws. All statements that reflect our expectations, assumptions, or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding our strategy for growth, optimization of our operations and our delivery of best-in-class customer experience. In some cases, forward-looking statements can be identified by words such as “strategy,” “will,” “plan,” “continue to,” “look forward” and other words and terms of similar meaning or the negative versions of such words. These forward-looking statements are subject to risks and uncertainties that may change at any time, and actual results or outcomes may differ materially from those that we expected. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict including, but not limited to: unfavorable economic conditions; increases in fuel and energy costs; the failure to retain current customers, renew existing customer contracts and obtain new customer contracts; natural disasters, global calamities, climate change, pandemics, strikes and other adverse incidents; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our support services contracts; a determination by our customers to reduce their outsourcing or use of preferred vendors; risks associated with suppliers from whom our products are sourced; challenge of contracts by our customers; our expansion strategy and our ability to successfully integrate the businesses we acquire and costs and timing related thereto; currency risks and other risks associated with international operations; our inability to hire and retain key or sufficient qualified personnel or increases in labor costs; continued or further unionization of our workforce; liability resulting from our participation in multiemployer-defined benefit pension plans; liability associated with noncompliance with applicable law or other governmental regulations; laws and governmental regulations including those relating to the environment, wage and hour and government contracting; increases or changes in income tax rates or tax-related laws; new interpretations of or changes in the enforcement of the government regulatory framework; a cybersecurity incident or other disruptions in the availability of our computer systems or privacy incidents; stakeholder expectations relating to environmental, social and governance considerations; the expected benefits of the separation from Aramark and the risk that conditions to the separation will not be satisfied; the risk of increased costs from lost synergies; retention of existing management team members as a result of the separation from Aramark; reaction of customers, employees and other parties to the separation from Aramark, and the impact of the separation on our business; our leverage and ability to meet debt obligations; any failure by Aramark to perform its obligations under the various separation agreements entered into in connection with the separation and distribution; a determination by the IRS that the distribution or certain related transactions are taxable; and the and the timing and occurrence (or non-occurrence) of other transactions, events and circumstances which may be beyond our control. The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see Vestis’ filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investors
Michael Aurelio, CFA
470-653-5015
michael.aurelio@vestis.com

Media
Danielle Holcomb
470-716-0917
danielle.holcomb@vestis.com